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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                November 20, 2001

                         Commission File Number 0-25428


                            MEADOW VALLEY CORPORATION
            (Exact name of registrant as specified in its charter)


                   Nevada                               88-0328443
       (State or other jurisdiction of       (I.R.S. Employer Identification
       incorporation or organization)                    Number)


4411 South 40th Street, Suite D-11, Phoenix, AZ             85040
     (Address of principal executive offices)              (Zip Code)


                                 (602) 437-5400
              (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS.

         On November 20, 2001 a civil complaint was served upon Meadow Valley Corporation and its directors by Silver State Materials Corp. and Cyrus Spurlino (Silver State Materials Corp., et. al. vs. Meadow Valley Corporation, et. al., Eighth District Court, Clark County, Nevada, Case Number A-442555.)

         The complaint primarily alleges that Meadow Valley's October 1995 Registration Statement on Form S-1 was misleading in stating that Meadow Valley's directors were elected on a staggered basis because Meadow Valley's Bylaws, providing for such staggered term, were not so amended until April 1997, and that such amendment was not filed with the Securities and Exchange Commission.

         The complaint seeks (i) to terminate all of Meadow Valley's directors for cause, (ii) to elect a new Board of Directors, (iii) to cause Meadow Valley to enact amended and restated bylaws, (iv) for monetary damages in an undisclosed amount, (v) for interest, fees and costs, and (vi) for such other relief as the District Court may deem appropriate.

         Meadow Valley believes that the complaint is without merit and intends to vigorously defend it.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

       (c)  Exhibits.
                 99.1 Civil complaint by Silver State Materials Corp., et. al.
                      vs. Meadow Valley Corporation, et. al. (Exhibits to civil complaint to be filed by amendment).

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act as of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              MEADOW VALLEY CORPORATION
                                                     (Registrant)


                                          /s/ Bradley E. Larson
                                          -------------------------------------
                                          Bradley E. Larson
                                          President and Chief Executive Officer


November 30, 2001